GATELY & ASSOCIATES, LLC
1248 woodbridge Court
Altamonte Springs, Florida  32714
(407) 341-6942

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in this Registration Statement of Jitsource, Inc. on Form SB-2 of our report dated November 1, 2002, on the financial statements of Jitsource, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.

By:  /s/   J. Gately

Gately & Associates, LLC
Certified Public Accountants
Orlando, Florida

February 20, 2003